EXHIBIT 5.1

February 16, 2021

AmpliTech Group, Inc. 620 Johnson Avenue Bohemia, NY 11716

Re: AmpliTech Group, Inc. Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), filed by AmpliTech Group, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), which incorporates by reference the Registration Statement on Form S-1 (File No. 333-251260), as amended, which was declared effective on February 16, 2021.

The above captioned registration statement pertains to the issuance and sale by the Company of up to (i) $1,840,000 of Units, consisting of shares (the “Shares”) of common stock, $0.001 par value, of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Common Warrants”), (ii) up to $1,840,000 of shares of Common Stock issuable upon exercise of the Common Warrants (the “Common Warrant Shares”), (iii) warrants to purchase shares of common stock to be issued to the underwriters thereunder (the “Underwriter Warrants”), and (iv) up to $105,600 of shares of Common Stock underlying the Underwriter Warrants (the “Underwriter Warrant Shares”). This opinion relates to the (i) Shares, (ii) Common Warrants, (iii) Common Warrant Shares, (iv) Underwriter Warrants, (v) Underwriter Warrant Shares, and (vi) any additional securities issued pursuant to Rule 462(b) under the Securities Act of 1933, as amended. We understand that the Shares, Common Warrants, and Underwriter Warrants are to be sold, as described in the Registration Statement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

the issuance and sale of the Shares, Common Warrants and Underwriter Warrants has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner described in the Registration Statement, the Shares, Common Warrants and Underwriter Warrants will be validly issued, fully paid and non-assessable; and

2.

the issuance and sale of the Common Warrants and Underwriter Warrants has been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Common Warrants and Underwriter Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof; and the Common Warrant Shares and Underwriter Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Common Warrants and Underwriter Warrants, respectively, (including the due payment of any exercise price therefor specified in the Common Warrants and Underwriter Warrants) the Common Warrant Shares and  Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036 T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Nevada and the laws of the State of New York, as currently in effect (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, /s/ Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036 T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW